Exhibit 8.2

February 9, 2018

American Midstream Partners, LP

2103 CityWest Blvd., Bldg. 4, Suite 800

Houston, Texas 77042

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to American Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the “Registration Statement”), including the proxy statement/prospectus forming a part thereof, relating to the transactions contemplated by the Merger Agreement. All capitalized terms not defined herein have the meanings ascribed thereto in the Registration Statement.

In connection therewith, we have participated in the preparation of the discussion set forth under the caption “Material U.S. Federal Income Tax Consequences of AMID Common Unit Ownership” included in the Registration Statement.

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Partnership as to factual matters through a certificate of an officer of the general partners of the Partnership and SXE (the “Officer’s Certificates”). In addition, this opinion is based upon (i) the factual representations of the Partnership, SXE and Southcross Holdings concerning each business, properties and governing documents as set forth in the Registration Statement and (ii) the Transaction Agreements and the Registration Statement, including the exhibits thereto.

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificates. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

February 9, 2018

In addition we have assumed that the Transactions will be consummated in the manner contemplated by, and in accordance with the provisions of, the Transaction Agreements, the Registration Statement and the proxy statement/prospectus, the Transaction will be effective under the laws of the State of Delaware, and the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Transaction Agreements, the Registration Statement and the proxy statement/prospectus.

We hereby confirm that all statements of legal conclusions contained in the discussion in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of AMID Common Unit Ownership” constitute the opinion of Gibson, Dunn & Crutcher LLP with respect to the matters set forth therein, subject to the assumptions, qualifications, and limitations set forth herein and therein. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Officer’s Certificates, may affect the conclusions stated herein.

No opinion is expressed as to any matter not discussed in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of AMID Common Unit Ownership.” We are opining herein only as to the federal income tax matters described above, and we express no opinion with respect to the applicability to, or the effect on, any transaction of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

This opinion is rendered to you as of the date hereof, and we undertake no obligation to update this opinion subsequent thereto. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent. However, this opinion may be relied upon by you and by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including persons purchasing common units pursuant to the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement and to the use of our name in the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP

Gibson, Dunn & Crutcher LLP